                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF THE COMPANY

                                                                                   Jurisdiction
                      Company                                                     of Organization
                    -----------                                                 -------------------
                 Megatest S.A.R.L.  . . . . . . . . . . . . . . . . . . . .           France
                 Megatest H.K. Ltd. . . . . . . . . . . . . . . . . . . . .          Hong Kong
                 Megatest International . . . . . . . . . . . . . . . . . .         California
                 Megatest International Sales   . . . . . . . . . . . . . .          Barbados
                 Megatest Asia Pte. Ltd.  . . . . . . . . . . . . . . . . .          Singapore